Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 19, 2021, with respect to the financial statements of Gores Guggenheim, Inc., included herein and to the reference to our firm under the heading “Statement by Experts” in Polestar Automotive Holding UK PLC’s report on Form 20-F.

/s/ KPMG LLP

Denver, Colorado

June 29, 2022